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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

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United Therapeutics Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1110 Spring Street
Silver Spring, MD 20910

May 1, 2008

Dear Shareholder,

        United Therapeutics Corporation has grown its revenues in excess of 30% per year for six straight years and, since the company was founded in 1996, its stock value has grown in excess of 500%. The Board of Directors of United Therapeutics believes that one of the reasons we have achieved this success is because of a compensation philosophy that reflects pay for performance and aligns the interests of our employees with those of our shareholders through the award of long-term equity incentives.

        Enclosed, you will find an amended proxy statement for your consideration that contains only one proposal: approval of the Amended and Restated 2008 United Therapeutics Corporation Equity Incentive Plan (the Amended Plan). Our annual meeting held on April 29, 2008, was adjourned and will be reconvened on May 29, 2008, in order to allow our shareholders time to consider the Amended Plan.

        We made the decision to amend our plan in response to feedback from you, our shareholders, on the original 2008 Plan, and we hope that you will support the Amended Plan. The amendments reflected in the Amended Plan as compared with the original plan are summarized as follows:

Amendments Proposed	Under the Amended 2008 Plan	Under the Original 2008 Plan
Shares of common stock reserved for grants	1,500,000	7,000,000
Final date for granting awards	December 31, 2011	10 years after shareholder approval
The ability to buy back awards or exchange them for other consideration	Requires shareholder approval	Allowed
The ability to lower the exercise price of any stock option (other than in connection with a change in our capitalization)	Requires shareholder approval	Allowed
Vesting of restricted stock—non performance based grants	At least three years vesting period	Vesting period is discretionary
Vesting of restricted stock—performance based grants	At least one year vesting period	Vesting period is discretionary

        The Amended Plan request represents 3.57% of United Therapeutics' fully diluted voting shares.

        We believe the changes in the Amended Plan address shareholder concerns regarding size, scope and mechanics, while still encouraging the recruitment, retention and performance of our employees who have helped United Therapeutics grow its revenues in excess of 30% per year for six straight years and grow the value of its stock in excess of 500% over twelve years.

        We are hopeful that you will consider the proposed changes and vote to approve the Amended and Restated 2008 United Therapeutics Corporation Equity Incentive Plan.

                      With best regards,

                      Paul A. Mahon
                       Secretary

1110 Spring Street
Silver Spring, MD 20910

NOTICE OF THE RECONVENED 2008 ANNUAL MEETING OF SHAREHOLDERS

        The attached Amendment No. 1 to Proxy Statement on Schedule 14A amends the Proxy Statement filed with the Securities and Exchange Commission on March 7, 2008, by United Therapeutics Corporation (the Company), in connection with its annual meeting of shareholders (the Annual Meeting), which was held on April 29, 2008.

        The Annual Meeting was adjourned and will be reconvened on May 29, 2008, to consider the remaining item of business, the adoption of the 2008 United Therapeutics Corporation Equity Incentive Plan (the 2008 Plan), as amended by a proposed amendment to the 2008 Plan (as so amended and restated, the Amended 2008 Plan). Under the Amended 2008 Plan, if approved, an aggregate of 1,500,000 shares of the Company's common stock would be reserved for grant, and such grants may be made until December 31, 2011, among other changes.

        The reconvened Annual Meeting will be held at the Company's headquarters, located at 1110 Spring Street, Silver Spring, Maryland 20910, at 9:00 a.m. Eastern Time for the following purposes:

  1.
  Approval of the Amended 2008 Plan.

  2.
  To consider and act upon such other business as may properly come before the reconvened Annual Meeting.

        There is no change of the record date and only holders of record of the Company's common stock at the close of business on March 7, 2008, remain entitled to vote at the reconvened Annual Meeting.

Important Notice Regarding the Internet Availability of Proxy Materials for United Therapeutics Corporation's 2008 Annual Meeting of Shareholders:

United Therapeutics Corporation's Proxy Statement, Amendment No. 1 to Proxy Statement, Annual Report, Form 10-K and other proxy materials are available at:
http://ir.unither.com/annualProxy.cfm

        IF YOU HAVE NOT PREVIOUSLY SUBMITTED A PROXY, OR IF YOU WISH TO CHANGE A PREVIOUSLY-SUBMITTED PROXY WITH RESPECT TO THE 2008 PLAN, YOU ARE REQUESTED TO FILL IN, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PRE-PAID ENVELOPE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU EXPECT TO ATTEND THE RECONVENED MEETING, TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING.

        ALL SHAREHOLDERS ARE EXTENDED A CORDIAL INVITATION TO ATTEND THE RECONVENED ANNUAL MEETING.

                      By Order of the Board of Directors,

                      Paul A. Mahon
                       Secretary

May 1, 2008
Silver Spring, Maryland

UNITED THERAPEUTICS CORPORATION
1110 Spring Street
Silver Spring, MD 20910

AMENDMENT NO. 1 TO PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

        This Amendment No. 1 to Proxy Statement and enclosed proxy card are furnished on or about May 1, 2008 to shareholders of United Therapeutics Corporation (the Company) in connection with the solicitation by our Board of Directors of proxies to be voted at our reconvened 2008 annual meeting of shareholders. Our Annual Meeting will be reconvened on Thursday, May 29, 2008, beginning at 9:00 a.m. Eastern Time at our corporate headquarters, located at 1110 Spring Street, Silver Spring, Maryland 20910.

        The Annual Meeting was adjourned to May 29, 2008 in order to enable the Company's shareholders to consider several proposed amendments to the United Therapeutics Corporation 2008 Equity Incentive Plan (the 2008 Plan) as initially presented for consideration at the Annual Meeting. As compared to the 2008 Plan, the proposed amendments to our 2008 Plan (as so amended and restated, the Amended 2008 Plan) can be summarized as follows:

Amendments Proposed	Under the Amended 2008 Plan	Under the Original 2008 Plan
Shares of common stock reserved for grants	1,500,000	7,000,000
Final date for granting awards	December 31, 2011	10 years after shareholder approval
The ability to buy back awards or exchange them for other consideration	Requires shareholder approval	Allowed
The ability to lower the exercise price of any stock option (other than in connection with a change in our capitalization)	Requires shareholder approval	Allowed
Vesting of restricted stock—non performance based grants	At least three years vesting period	Vesting period is discretionary
Vesting of restricted stock—performance based grants	At least one year vesting period	Vesting period is discretionary

        The Amended Plan request represents 3.57% of the Company's fully diluted voting shares.

        The Proxy Statement filed with the Securities and Exchange Commission on March 7, 2008, by the Company in connection with the Annual Meeting is hereby amended by this Amendment No. 1 to Proxy Statement as follows:

1.
PROPOSAL 2: APPROVAL OF THE UNITED THERAPEUTICS CORPORATION 2008 EQUITY INCENTIVE PLAN is hereby amended and restated in its entirety as follows:

PROPOSAL NO. 2: APPROVAL OF THE
AMENDED AND RESTATED UNITED THERAPEUTICS CORPORATION 2008 EQUITY INCENTIVE PLAN

        Effective November 12, 1997, our Board of Directors adopted the United Therapeutics Corporation 1997 Equity Incentive Plan, which was approved by our shareholders. On October 16, 1999, our Board amended and restated our 1997 Equity Incentive Plan (as so amended, our 1997 Plan) to permit equity awards to be granted to individuals who are directors (including non-employee directors), officers or employees (including employees who also are directors or officers) of or consultants to the Company or its subsidiaries, which amendment was approved by our shareholders. Our 1997 Plan provided for 7,000,000 shares eligible for award under the plan with an additional 7,939,517 shares eligible for award only to our Chief Executive Officer in accordance with her

Executive Employment Agreement. As of December 31, 2007, 70,948 of the 7,000,000 share maximum remained available for issuance under our 1997 Plan to all participants other than our Chief Executive Officer. As of December 31, 2007, 6,039,991 of the 7,939,517 share maximum remained available for issuance to our Chief Executive Officer under our 1997 Plan.

        Stock options and other equity-based awards provide us flexibility to motivate, attract, and retain the services of employees upon whom our success depends and to provide them with an equity interest in our success in order to motivate superior performance. Our equity award grant practices are designed to reflect an appropriate balance between our shareholders' dilution concerns and our need to remain competitive by recruiting and retaining high-performing employees. We believe that giving all of our full-time employees an economic interest in the long-term appreciation of our common stock through the grant of stock options and other equity-based awards encourages their continued strong performance and, in turn, creates value for our shareholders.

        We believe that our 1997 Plan has served United Therapeutics well and has supported and encouraged our growth over the nearly ten years that it has been in existence. Recognizing that awards under our 1997 Plan to participants other than our Chief Executive Officer were nearing the share maximum under that plan, on January 9, 2008, upon the recommendation of the Compensation Committee of our Board of Directors and subject to shareholder approval, our Board approved and adopted our initial 2008 Plan. Among other things, our initial 2008 Plan: (i) reproduced substantially the same terms as our 1997 Plan (excluding those provisions relating to the dedicated option pool for our Chief Executive Officer), and (ii) reserved 7,000,000 shares of our common stock to be awarded under our 2008 Plan. We have awarded an aggregate of 723,506 stock options, subject to shareholder approval of our 2008 Plan. No other equity incentive or other performance awards, deferred share awards, stock appreciation rights or restricted stock awards are outstanding under our 2008 Plan. Any grants made pursuant to our 2008 Plan are subject to shareholder approval of the plan and any such conditionally-awarded grants may not be exercised prior to receipt of such shareholder approval.

        On April 29, 2008, our Board of Directors approved and adopted an amendment to our 2008 Plan, to reduce the number of shares of our common stock reserved for issuance under the plan to 1,500,000, and to provide that grants under the Amended 2008 Plan may not be made after December 31, 2011, among other changes.

        Our Board of Directors believes that our Amended 2008 Plan addresses shareholder concerns regarding the size, scope and mechanics of our 2008 Plan, while still encouraging the recruitment, retention and performance of our employees to support our continued growth, and is in the best interests of our Company and its shareholders.

        OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDED 2008 PLAN.

        The affirmative vote of the holders of a majority of the shares of our common stock present, in person or by proxy, and entitled to vote at our reconvened Annual Meeting is required to approve our Amended 2008 Plan. Our Amended 2008 Plan is included as Appendix A to this Amendment No. 1 to Proxy Statement.

        The principal features of our Amended 2008 Plan are summarized below. This summary is qualified in its entirety by reference to the full text of our Amended 2008 Plan in Appendix A to this Amendment No. 1 to Proxy Statement.

Summary of our Amended 2008 Plan

        General.    The purpose of our Amended 2008 Plan is to provide us with flexibility to motivate, attract, and retain the services of employees upon whom our success depends and to provide them with an equity interest in the Company in order to motivate superior performance. Our Amended 2008 Plan currently provides for the grant of equity-based awards, including stock options, stock appreciation rights, restricted stock awards or performance share awards or any other right or interest relating to shares or cash, to eligible participants.

        Shares Subject to our Amended 2008 Plan.    The aggregate number of shares reserved and available for award under our Amended 2008 Plan is 1,500,000 (the Share Reserve). Our Amended 2008 Plan contemplates the issuance of common stock upon exercise of stock options or other awards granted to eligible persons under our Amended 2008 Plan. Shares issued under our Amended 2008 Plan may be either authorized and unissued shares or previously issued shares acquired by us. Upon termination or expiration of an unexercised stock option, stock appreciation right or other stock-based award under our Amended 2008 Plan, in whole or in part, the number of shares of our common stock subject to such award become available for grant again under our Amended 2008 Plan. Any shares of restricted stock forfeited as described below will become available for grant again under our Amended 2008 Plan. The maximum number of shares that may be granted to any one participant in any calendar year is 500,000 shares.

        In the event a stock dividend is declared upon the stock, the shares of stock then subject to each award will be increased proportionately without any change in the aggregate purchase price therefor. In the event of any change in the number of outstanding shares of stock, the maximum aggregate number of shares of stock available for awards will be adjusted proportionately. In the event the stock is changed into or exchanged for a different number or class of shares of stock or securities of the Company or of another company, whether through reorganization, recapitalization, stock split, reverse stock split, combination of shares, merger or consolidation, there will be substituted for each such share of stock then subject to each award the number and class of shares into which each outstanding share of stock will be so exchanged. The Compensation Committee (the Committee) shall make such adjustments to the aggregate purchase price for the shares then subject to each award as it deems necessary or advisable to put participants in the same relative position after such change in capital structure as before such change.

        Our Chief Executive Officer will continue to participate in our 1997 Plan, under which 6,039,991 shares of our common stock remain reserved for future stock option grants to her. Such grants shall be made in accordance with her Executive Employment Agreement.

        Administration.    Our Amended 2008 Plan is administered by the Committee, which has the power to determine the terms and conditions of awards. In addition, the Committee has the authority to amend, modify or terminate our Amended 2008 Plan. No action by the Committee may affect any shares previously issued or any award previously granted under our Amended 2008 Plan without the participant's written consent.

        Stock Options.    Stock options granted under our Amended 2008 Plan are not generally transferable and must be exercised within 10 years of the grant date, subject to earlier termination upon termination of the stock option holder's employment, but in no event later than the expiration of the stock option's term. Other than in connection with a change in our capitalization, the exercise price of a stock option may not be reduced without shareholder approval (including canceling previously awarded stock options and regranting them with a lower exercise price).

        Each stock option granted under our Amended 2008 Plan must be evidenced by a written agreement between us and the optionee specifying the number of shares subject to the stock option and the other terms and conditions of the stock option, consistent with the requirements of our Amended 2008 Plan. The exercise price of each stock option may not be less than the fair market value of one share of our common stock on the date of grant. Incentive stock options (ISOs) granted to any participant who owns 10% or more of our outstanding common stock (a Ten Percent Shareholder)

must have an exercise price equal to or exceeding 110% of the fair market value of one share of our common stock on the date of the grant and must not be exercisable for longer than five years.

        Stock options become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee. The maximum term of any stock option granted under our Amended 2008 Plan is ten years, provided that ISOs granted to a Ten Percent Shareholder must have a term not exceeding five years. The expiration of stock option awards will be as determined by the Committee. The Committee, in its discretion, may provide longer post-termination exercise periods, but in any event the stock option must be exercised no later than its expiration date.

        No right or interest of a participant in any award may be encumbered or pledged to or in favor of any party other than the Company, or will be subject to any lien, obligation, or liability of such participant to any other party other than the Company. No award will be assignable or transferable by a participant other than by will or the laws of descent and distribution or, except in the case of an incentive stock option, pursuant to a qualified domestic relations order as defined in Section 414(p)(1)(B) of the Code, if the order satisfies Section 414(p)(1)(A) of the Code.

        Performance Awards.    Under our Amended 2008 Plan, a participant may also be awarded a "performance award", which means that the participant may receive cash, stock or other awards contingent upon achieving performance goals established by the Committee. The Committee may also make "deferred share" awards, which entitle the participant to receive shares of our common stock in the future for services performed between the date of the award and the date the participant may receive such shares of our common stock. The vesting of deferred share awards may be based on performance criteria and/or continued service with our Company. A participant who is granted a "stock appreciation right" under the Plan has the right to receive all or a percentage of the fair market value of one share of our common stock on the date of exercise of the stock appreciation right less the grant price of the stock appreciation right determined by the Committee (but in no event less than the fair market value of one share of our common stock on the date of grant). Finally, the Committee may make "restricted stock" awards under our Amended 2008 Plan, which are subject to such terms and conditions as the Committee determines and as are set forth in the award agreement related to the restricted stock. Unless the Committee otherwise provides, upon termination of a participant's employment during the period when the restrictions apply, the participant's restricted stock is forfeited to us. Except in the case of a change of control of our Company or the death or disability of the participant, restricted stock and deferred shares will vest no more quickly than over three (3) years from the date of grant for restricted stock and deferred shares not subject to vesting based on performance criteria, and over one (1) year from the date of grant for restricted stock and deferred shares that vest based on the achievement of performance criteria.

        Section 162(m) of the Code limits our federal income tax deduction for compensation paid to our Chief Executive Officer and our three most highly paid executive officers (other than the Chief Financial Officer) for the applicable taxable year. The limit is $1,000,000 per officer per year, with certain exceptions. This deductibility cap does not apply to "performance-based compensation", if approved in advance by our shareholders. Our Amended 2008 Plan provides that all or a portion of an award that is subject to performance-based vesting may be designed to qualify as deductible "performance-based compensation". The performance criteria for that portion of any award that is intended to qualify as deductible performance-based compensation will be a measure based on one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either our Company as a whole or to a subsidiary, division or other area of our Company, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Committee: (a) cash flow; (b) earnings (including gross margin, earnings before interest and taxes (EBIT), earnings before taxes (EBT), earnings before interest, taxes, depreciation, amortization and stock option expense (EBITDASO), and net earnings); (c) ethical conduct; (d) communication of our clinical and scientific information; (e) market share; (f) product manufacturing and development; (g) clinical trials; (h) earnings per share; (i) growth in earnings or earnings per share; (j) stock price; (k) return on equity or average shareholders' equity; (l) total shareholder return; (m) return on capital; (n) return on assets or net assets; (o) return on investment; (p) revenue; (q) income or net income; (r) operating income or net operating income; (s) operating profit or net operating profit; (t) operating margin; (u) return on operating revenue; (v) overhead or other expense reduction; (w) growth in shareholder value relative to the two-year moving average of the S&P 500 Index; (x) growth in shareholder value relative to the two-year moving average of the Dow Jones Industrial Average; (y) credit rating; (z) strategic plan development and implementation; (aa) succession plan development and implementation; (bb) retention of executive talent; (cc) improvement in workforce diversity; (dd) return on average shareholders' equity relative to the ten-year treasury yield; (ee) capital resource management plan development and implementation; (ff) improved internal financial controls plan development and implementation; (gg) corporate tax savings; (hh) corporate cost of capital reduction; (ii) investor relations program development and implementation; (jj) corporate relations program development and implementation; (kk) executive performance plan development and implementation; and (ll) tax provision rate for financial statement purposes. The Committee may adjust the performance results to take into account extraordinary, unusual, non-recurring, or non-comparable items. No award of restricted stock, deferred stock or other awards granted under our Amended 2008 Plan (other than stock options and stock appreciation rights) that is intended to satisfy the requirements for "performance based compensation" under Section 162(m) of the Code will be payable unless the Committee certifies in writing that the applicable performance goals have been satisfied.

        Change in Control.    In the event of certain changes in control of the Company, the Committee has the discretion to provide that any award under our Amended 2008 Plan that may be unvested will become fully vested and exercisable, and/or that all restrictions on any awards under our Amended 2008 Plan will lapse as the Committee determines, which may be prior to the change of control.

        Termination or Amendment.    Our Amended 2008 Plan will continue in effect until the first to occur of: (i) its termination by the Committee; or (ii) the date on which all shares of our common stock available for issuance under our Amended 2008 Plan have been issued; or (iii) December 31, 2011. In no event may any award be granted under our Amended 2008 Plan after December 31, 2011.

        The Committee may terminate or amend our Amended 2008 Plan at any time, provided that without shareholder approval, our Amended 2008 Plan cannot be amended to increase the Share Reserve, change the class of persons eligible to receive ISOs or effect any other change that would require shareholder approval under any applicable law. No termination or amendment may affect any outstanding award unless expressly provided by the Committee, and, in any event, may not adversely affect an outstanding award without the consent of the participant unless necessary to comply with any applicable law.

        The foregoing summary of certain provisions of our Amended 2008 Plan is qualified by reference to the text of our Amended 2008 Plan attached as Appendix A to this Amendment No.1 to Proxy Statement.

        The aggregate market value of the shares of our common stock held by non-affiliates based on the closing price of our common stock on April 28, 2008, of $89.02 as reported by the NASDAQ Global Select Market was $2,004,220,100.

Summary of Federal Income Tax Consequences of our Amended 2008 Plan

        The following summary describes the typical U.S. federal income tax consequences of awards granted under our Amended 2008 Plan based upon provisions of the Code, as in effect on the date hereof, current regulations promulgated and proposed thereunder, and existing public and private administrative rulings of the Code, all of which are subject to change (possibly with retroactive effect). This is not intended to be a complete analysis and discussion of the federal income tax treatment of awards under our Amended 2008 Plan, and does not discuss estate or gift taxes or the income tax laws of any municipality, state, or foreign country. Our Company generally will be entitled to withhold any required taxes in connection with the exercise or payment of an award, and may require the participant to pay such taxes as a condition to exercise of an award.

        Stock Options.    ISOs and non-qualified stock options (NQSOs) are treated differently for federal income tax purposes. ISOs are intended to satisfy the requirements of Section 422 of the Code. NQSOs need not satisfy such requirements.

        A participant is not taxed on the grant or, except as described in the next sentence, the exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date, however, will be a preference item for purposes of the alternative minimum tax, and thus a participant could be subject to the alternative minimum tax as a result of the exercise of an ISO. If a participant holds the shares acquired upon exercise of an ISO for at least two years following the stock option grant date and at least one year following exercise, the participant's gain, if any, upon a subsequent disposition of such shares is long-term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the participant's basis in the shares (which generally equals the exercise price).

        If a participant disposes of shares acquired pursuant to exercise of an ISO before satisfying the one and two-year holding periods described above, then: (i) if the proceeds received exceed the exercise price of the ISO, the participant will recognize capital gain equal to the excess, if any, of the proceeds received over the fair market value of the shares on the date of exercise, and will recognize ordinary income equal to the excess, if any, of the lesser of the proceeds received or the fair market value of the shares on the date of exercise over the exercise price of the ISO; or (ii) if the proceeds received are less than the exercise price of the ISO, the participant will recognize a capital loss equal to the excess of the exercise price of the ISO over the proceeds received. Capital gains recognized upon a disqualifying disposition will be taxable as long term capital gains if the participant held the shares for more than one year after the exercise of the ISO, or otherwise as short-term capital gains if the participant held the shares for less than one year after the exercise of the ISO. Capital losses recognized upon a disqualifying disposition will offset long term capital gains if the participant held the shares for more than one year after the exercise of the ISO, or otherwise will offset up to $3,000 of long-term or short-term capital gains each year with the remainder carried forward if the participant held the shares for less than one year after the exercise of the ISO.

        Our Company is not entitled to an income tax deduction on the grant or exercise of an ISO or on the participant's disposition of the shares after satisfying the holding period requirements described above. If the holding periods are not satisfied, our Company will be entitled to a deduction in the year the participant disposes of the shares in an amount equal to the ordinary income recognized by the participant.

        The recipient of an NQSO will not realize any taxable income upon the grant of the stock option. Upon exercise of such stock option, the participant will realize ordinary income in an amount generally measured by the excess, if any, of the fair market value of the shares on the date of exercise over the stock option exercise price. Our Company will generally be entitled to a deduction in the same amount as the ordinary income realized by the participant. Upon the sale of such shares, the participant will realize short-term or long-term capital gain or loss, depending upon the length of time the shares are held. Such gain or loss will be measured by the difference between the sale price of the shares and the fair market value on the date of exercise. Special rules will apply in cases where a recipient of an award pays the exercise or purchase price of the award or applicable withholding tax obligations under our Amended 2008 Plan by delivering previously owned shares or by reducing the number of shares otherwise issuable pursuant to the award. The surrender or withholding of such shares will in certain circumstances result in the recognition of income with respect to such shares or a carryover basis in the shares acquired, and may constitute a disposition for purposes of applying the ISO holding periods discussed above.

        Stock Appreciation Rights.    There will be no federal income tax consequences to either the participant or our Company on the grant of a stock appreciation right or while the right remains outstanding. Upon the exercise of such right, the participant will recognize ordinary income in an amount equal to the amount of cash and/or the fair market value, at the date of such exercise, of the shares received by such participant as a result of such exercise. Our Company will generally be entitled to a corresponding tax deduction.

        Restricted Stock.    The federal income tax consequences of a grant of restricted stock depend upon whether or not a participant elects to be taxed at the time of the grant of such shares under Section 83(b) of the Code (an 83(b) election). If no 83(b) election is made, the participant will not recognize taxable income at the time of the grant of the restricted stock. When the restrictions on the shares lapse, the participant will recognize ordinary taxable income in an amount equal to the fair market value of the restricted stock at that time. If the 83(b) election is made, the participant will recognize taxable income at the time of the grant of restricted stock in an amount equal to the fair market value of such shares at that time, determined without regard to any of the restrictions. If the shares are forfeited before the restrictions lapse, the participant will be entitled to no deduction on account thereof.

        The participant's tax basis in the restricted stock is the amount recognized by him or her as income attributable to such shares. Gain or loss recognized by the participant on a subsequent disposition of any such shares is capital gain or loss if the shares are otherwise capital assets.

        Our Company will be entitled to a tax deduction in the same amount as the income recognized by the participant as a result of the grant of restricted stock or lapse of restrictions in the taxable year in which the participant recognizes such income.

        Deferred Stock/Other Stock Awards.    Participants will not have taxable income upon the grant of deferred stock or other stock awards. Recognition of taxable income is postponed until the restrictions on the awards lapse. At that time, the participant will recognize taxable income equal to the then fair market value of the shares or other property issuable in payment of such award, and such amount will be the tax basis for such shares. Our Company will be entitled to a tax deduction in the same amount as the income recognized by the participant as a result of the lapse of restrictions in the taxable year in which the participant recognizes such income.

        Other Tax Issues.    As noted above, Section 162(m) of the Code limits our federal income tax deduction for compensation paid to our Chief Executive Officer and any of our three other most highly compensated executive officers (other than the Chief Financial Officer) for the applicable taxable year. In certain instances, our Company may be denied a compensation deduction for awards granted to certain executive officers that do not qualify as "performance-based compensation" to the extent their aggregate compensation exceeds $1,000,000 in a given year.

        As noted above, the Committee may, in its sole discretion, accelerate the payment or vesting or release any restrictions on any awards in the event of a change in control of our Company (as defined in our Amended 2008 Plan) or in the event of certain tender offers. If a participant's award vests because of a change in (i) the ownership or effective control of our Company or (ii) the ownership of a substantial portion of the assets of our Company and the participant is an officer, shareholder or highly-compensated employee of our Company, such acceleration could be subject to the "golden parachute" provisions of Sections 280G and 4999 of the Code. In that event, our Company could be denied all or part of its tax deduction and the participant could be subject to excise tax.

New Plan Benefits Table

        If the Company's shareholders approve our Amended 2008 Plan, the following awards made under the plan on April 1, 2008, will become effective under the Amended 2008 Plan:

	Dollar Value	Number of Options
Martine Rothblatt, Chief Executive Officer	$0	0
Roger Jeffs, President and Chief Operating Officer	(1)	112,875
Paul Mahon, Executive Vice President, Strategic Planning and General Counsel	(1)	80,625
John Ferrari, Chief Financial Officer and Treasurer	(1)	48,375

Executive Officer Group	(1)	241,875
Non-Executive Officer Group	(1)	481,631

    (1)
    Under the requirements of SFAS No. 123(R), Share-Based Payments, the fair market value of stock options granted cannot be calculated until all required approvals for the grant have been obtained. As a result, since shareholder approval is required before the stock options awarded on April 1, 2008, can be valid, certain required valuation inputs, such as the closing price of our common stock, the risk free interest rate and volatility assumptions on the date that the Amended 2008 Plan is approved, are unknown and the fair market value cannot be determined at this time. If the April 1, 2008, stock option grants were fully approved at the date of grant, based on the valuation inputs effective for April 1, 2008, each stock option granted would have had an estimated fair market value of approximately $39.43 per share. Therefore, assuming a stock option grant value of $39.43 per share, the fair market value of Dr. Jeffs' grant would be $4,450,661, the fair market value of Mr. Mahon's grant would be $3,179,044, the fair market value of Mr. Ferrari's grant would be $1,907,426, the fair market value of the Executive Officer Group grants would be $9,537,131, and the fair market value of the Non-Executive Officer Group grants would be $18,990,710.

2.
EXECUTIVE COMPENSATION—Executive Compensation—Summary Compensation Table is hereby amended and restated in its entirety as follows:

Executive Compensation

        The following table shows compensation information for 2006 and 2007 for our Named Executive Officers:

Summary Compensation Table

Name and Principal Position	Year	Salary		Bonus(1)	Option Awards(2)		Non-Equity Incentive Plan Compensation(3)		Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)		All Other Compensation(5)		Total
Martine Rothblatt, Chief Executive Officer	2007 2006	$ $	767,100 725,000	$12,000	$ $	23,756,600 —	$ $	588,000 300,000	$ $	228,000 5,204,200	$ $	19,800 9,500	$ $	25,371,500 6,238,700
Roger Jeffs, President and Chief Operating Officer	2007 2006	$ $	668,800 650,000	$8,400	$ $	3,277,700 2,548,100	$ $	411,600 210,000	$ $	34,200 3,133,500	$ $	8,900 8,500	$ $	4,409,600 6,550,100
Paul Mahon, Executive Vice President, Strategic Planning and General Counsel	2007 2006	$ $	578,800 560,000	$105,000	$ $	2,460,200 1,957,500	$ $	245,100 120,000	$ $	22,500 2,394,100	$ $	10,200 10,100	$ $	3,421,800 5,041,700
John Ferrari, Chief Financial Officer and Treasurer	2007 2006	$ $	300,000 199,400	$2,800	$ $	623,400 302,600	$ $	137,200 25,200	$ $	365,400 581,300	$ $	7,400 4,700	$ $	1,436,200 1,113,200

(1)
Amounts shown represent the Herculean Bonus described in the section First Half 2007 Milestones (awarded on September 15, 2007) in the Compensation Discussion and Analysis in the Proxy Statement. For Mr. Mahon, this amount includes a one-time cash bonus of $100,000 in recognition of his efforts on behalf of the Company in the second half of 2007 approved on April 1, 2008 (as reported in a current report on Form 8-K filed with the Securities and Exchange Commission on April 4, 2008).

(2)
Amounts shown represent the amount of compensation cost recognized by the Company in 2007 related to stock option awards granted in 2007 and prior years, in accordance with SFAS No. 123(R), without any reduction for risk of forfeiture. For a discussion of valuation assumptions see Note 7 to the 2007 Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2007. In accordance with the terms of her Executive Employment Agreement, as amended, Dr. Rothblatt is eligible to receive an annual award of stock options to purchase the number of shares of common stock that is equal to one-eighteenth of one percent of the increase in the Company's market capitalization from its average in December of each year based on the average closing price of the Company's common stock for the month of December. Prior to grant, the Compensation Committee may reduce the number of stock options determined by this contractual formula. For 2007, Dr. Rothblatt received 582,607 stock options which were fully vested upon grant. See the Grants of Plan-Based Awards table in the Proxy Statement for more information on each stock option award granted to our Named Executive Officers in 2007.

(3)
Amounts shown represent cash incentive bonus compensation. At the date of the proxy statement, only one half of the cash incentive bonus awards for performance for 2007 had been paid to our Named Executive Officers, which is discussed and analyzed under the section entitled Cash Incentive Bonus Compensation in the Proxy Statement. The first payment was made in September of 2007 (for the period beginning on January 1, 2007, and ending on June 30, 2007), and the second payment was expected to be made in April 2008 when the amounts awarded were determined for our Named Executive Officers (for the period beginning on July 1, 2007, and ending on December 31, 2007). The payments for the second half of 2007 were approved on April 1, 2008. The Company reported the amounts of such bonus awards earned by our Named Executive

  Officers in a Current Report on Form 8-K filed with the Securities and Exchange Commission on April 4, 2008. Such amounts are reflected in this Summary Compensation Table in the Proxy Statement.

(4)
Amounts shown represent the increase in the actuarial present value of benefits under the SERP. The assumptions used in calculating the increase in SERP benefits are described in the footnotes to the Pension Benefits for 2007 table in the Proxy Statement.

(5)
The amounts shown represent the value of the percentage of personal use by Named Executive Officers that can be attributed to lease payments made on vehicles leased by the Company, travel for family members to the Company's functions, and the Company's "matching contributions" under its 401(k) Plan equal to 20% of each participant's qualifying salary contributions.

APPENDIX A

AMENDED AND RESTATED
UNITED THERAPEUTICS CORPORATION
2008 EQUITY INCENTIVE PLAN

(Effective as of May 29, 2008)

ARTICLE I
PURPOSE

1.1    General.

        The purpose of the United Therapeutics Corporation Equity Incentive Plan (the "Plan") is to promote the success, and enhance the value, of United Therapeutics Corporation (the "Company"), by linking the personal interests of its qualified directors, officers, employees and consultants to those of Company shareholders and by providing its qualified directors, officers, employees and consultants with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected directors, officers, employees and consultants of the Company and its subsidiaries.

ARTICLE 2
EFFECTIVE DATE

2.1    Effective Date and Termination of Plan.

        The Plan will become effective on May 29, 2008, subject to approval by the shareholders of the Company. The Plan will be deemed to be approved by the shareholders if it receives the approval of the holders of a majority of the shares of stock of the Company in accordance with the applicable provisions of the Laws of the State of Delaware and the By-laws of the Company. Any Awards granted under the Plan prior to shareholder approval are effective when made (unless the Committee specifies otherwise at the time of grant), but no Award may be exercised or settled and no restrictions relating to any Award may lapse before shareholder approval. If the shareholders fail to approve the Plan within twelve (12) months of May 29, 2008, any Award previously made pursuant to the Plan shall be automatically canceled without any further act. The Plan shall remain available for the grant of Awards until December 31, 2011. Notwithstanding the foregoing, the Plan may be terminated at such earlier time as the Board of Directors may determine. Termination of the Plan will not affect the rights and obligations of the Participants and the Company arising under Awards theretofore granted and then in effect.

ARTICLE 3
DEFINITIONS

3.1    Definitions.

        When appearing in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Sections 1.1 or 2.1, unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

  (a)
  "Award" means any Option, Stock Appreciation Right, Restricted Stock Award, or Performance Share Award, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

  (b)
  "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

  (c)
  "Board" means the Board of Directors of the Company.

  (d)
  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

  (e)
  "Committee" means the committee of the Board described in Article 4.

  (f)
  "Company" means United Therapeutics Corporation.

  (g)
  "Disability" shall mean any illness or other physical or mental condition of a Participant that renders the Participant incapable of performing his customary and usual duties for the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Committee, is permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant's condition. Such disability determination shall be made in accordance with Code section 22(e)(3).

  (h)
  "Effective Date" has the meaning assigned such term in Section 2.1.

  (i)
  "Fair Market Value" means with respect to Stock or any other property, the fair market value of such Stock or other property determined by such methods or procedures as may be established from time to time by the Committee.

  (j)
  "Incentive Stock Option" means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

  (k)
  "Non-Qualified Stock Option" means an Option that is not an Incentive Stock Option.

  (l)
  "Option" means a right granted to a Participant under the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

  (m)
  "Participant" means a person who, as a director, officer, employee or consultant of the Company or any of its subsidiaries, has been granted an Award under the Plan.

  (n)
  "Performance Award" means a right granted to a Participant under Article 9 to receive cash, Stock, or other Awards, the payment of which is contingent upon achieving certain performance goals established by the Committee (includes "Performance Shares" and "Performance Units").

  (o)
  "Performance Share" means a right granted to a Participant under Article 9 to receive shares of Company Stock, the payment of which is contingent upon achieving certain performance goals.

  (p)
  "Performance Units" means a right granted to a Participant under Article 9 to receive units the value of which is equivalent to $1.00, the payment of which is contingent upon achieving certain performance goals.

  (q)
  "Plan" means the United Therapeutics Corporation 2008 Equity Incentive Plan, as it may be amended from time to time.

  (r)
  "Restricted Stock Award" means Stock granted to a Participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.

  (s)
  "Retirement" means a Participant's termination of employment with the Company after attaining any normal or early retirement age specified in any pension, profit sharing or other retirement program sponsored by the Company as provided in the Company's policies or, if earlier, Social Security normal retirement age.

  (t)
  "Stock" means the United Therapeutics Corporation par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 12.

  (u)
  "Stock Appreciation Right" or "SAR" means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a share of Stock as of the date of exercise of the SAR and the grant price of the SAR, as determined pursuant to Article 8.

  (v)
  "1933 Act" means the Securities Act of 1933, as amended from time to time.

  (w)
  "1934 Act" means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 4
ADMINISTRATION

4.1    Committee.

        The Plan shall be administered by the Compensation Committee of the Board. The Committee shall consist of two or more members of the Board who are (i) "outside directors" as that term is used in Section 162 of the Code and the regulations promulgated thereunder, and (ii) "non-employee directors," as such term is defined for purposes of Rule 16b-3 promulgated under Section 16 of the 1934 Act or any successor provision, except as may be otherwise permitted under Section 16 of the 1934 Act and the rules and regulations promulgated thereunder.

4.2    Action by the Committee.

        For purposes of administering the Plan, the following rules of procedure shall govern the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting who are, at which a quorum is present and acts approved in writing by a majority of the Committee in lieu of a meeting shall be deemed the acts of the Committee. Each member of the Committee is entitled, in good faith, to rely or act upon any report or other information furnished to that member by any officer or other employee of the Company, the Company's independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

4.3    Authority of Committee.

        The Committee has the exclusive power, authority and discretion to:

  (a)
  Designate Participants;

  (b)
  Determine the type or types of Awards to be granted to each Participant;

  (c)
  Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

  (d)
  Determine the terms and conditions of any Award granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

  (e)
  Determine whether, to what extent, and under what circumstances an Award may be granted, or the exercise price of an Award may be paid in (cash, Stock, other Awards, or other property), or an Award may be canceled, forfeited, or surrendered;

  (f)
  Prescribe the form of each Award Agreement, which need not be identical for each Participant;

  (g)
  Decide all other matters that must be determined in connection with an Award;

  (h)
  Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan; and

  (i)
  Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan.

4.4    Decisions Binding.

        The Committee is hereby granted discretionary authority to construe and interpret the provisions of the Plan. The Committee's interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

ARTICLE 5
SHARES SUBJECT TO THE PLAN

5.1    Number of Shares.

        Subject to adjustment as provided in Section 12.1, the aggregate number of shares of Stock reserved and available for Awards shall be 1,500,000.

5.2    Lapsed Awards.

        To the extent that an Award is canceled, terminates, expires or lapses for any reason, any shares of Stock subject to the Award will again be available for the grant of an Award under the Plan and shares subject to SARs or other Awards settled in cash will be available for the grant of an Award under the Plan. However, the following shares of Stock will not again become eligible for the grant of Awards under the Plan: shares of Stock subject to Awards that have been retained by the Company in payment or satisfaction of the exercise price, purchase price or tax withholding obligation of an Award; and shares of Stock that have been delivered (either actually or by attestation) to the Company in payment or satisfaction of the exercise price, purchase price or tax withholding obligation of an Award.

5.3    Stock Distributed.

        Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4    Limitation on Number of Shares Subject to Awards.

        Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant over any one calendar year period during the term of the Plan shall not exceed 500,000 in the aggregate.

ARTICLE 6
ELIGIBILITY

6.1    General.

        Awards may be granted only to individuals who are directors (including non-employee directors), officers or employees (including employees who also are directors or officers) of or consultants to the Company or to the Company's subsidiaries, as determined by the Committee.

ARTICLE 7
STOCK OPTIONS

7.1    General.

        The Committee is authorized to grant Options to Participants in such amounts as it deems appropriate in its discretion and subject to such conditions and based on such criteria as it may deem advisable (including performance based criteria or conditions) consistent with the other terms of the Plan and the following:

  (a)
  Exercise Price. The exercise price per share of Stock under an Option shall be determined by the Committee but shall not be less than the Fair Market Value as of the date of the grant.

  (b)
  Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part. The Committee also shall determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

  (c)
  Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, shares of Stock, or other property (including "cashless exercise" arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Without limiting the power and discretion conferred on the Committee pursuant to the preceding sentence, the Committee may, in the exercise of its discretion, but need not, allow a Participant to pay the Option price by directing the Company to withhold from the shares of Stock that would otherwise be issued upon exercise of the Option that number of shares having a Fair Market Value on the exercise date equal to the Option price, all as determined pursuant to rules and procedures established by the Committee.

  (d)
  Evidence of Grant. All Options shall be evidenced by a written Award Agreement between the Company and the Participant. The Award Agreement shall include such provisions as may be specified by the Committee.

  (e)
  Dividend Equivalents. Any Option may provide for the payment of dividend equivalents to the Participant on a current, deferred or contingent basis or may provide that Dividend Equivalents be credited against the option price. The right to Dividend Equivalents, if so provided, shall be evidenced in the Award Agreement. Any such right shall be structured in a manner that complies with Section 409A of the Code.

  (f)
  Other than in connection with a change in the Company's capitalization (as described in Section 12) the exercise price of an Option may not be reduced without stockholder approval (including canceling previously awarded Options and regranting them with a lower exercise price).

7.2    Incentive Stock Options.

        The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

  (a)
  Exercise Price. Subject to Section 7.2 (e) below, the exercise price per share of Stock shall be set by the Committee, provided that the exercise price for any Incentive Stock Option shall not be less than the Fair Market Value as of the date of the grant.

  (b)
  Exercise. Subject to Section 7.2(e) below, in no event may any Incentive Stock Option be exercisable for more than ten (10) years from the date of its grant.

  (c)
  Lapse of Option. An Option shall lapse under the following circumstances:

  (1)
  A vested Option shall lapse according to the Stock Option Agreement entered into by the Participant and according to this Plan, provided, however, that vested Incentive Stock Options not exercised within three months after the Participant's termination of employment shall be treated as Non-Qualified Stock Options as defined by the Code.

  (2)
  If the Participant becomes disabled within the meaning of Disability under Section 3.1(g) of the Plan, then the Option will lapse twelve (12) months after employment ceased due to the Disability.

    (3)
    If the Participant dies before the Option lapses pursuant to paragraph (1), (2) or (3) or before its original expiration as indicated above, the Incentive Stock Option shall lapse, unless it is previously exercised, on the date on which the Option would have lapsed had the Participant lived and had his employment status (i.e., whether the Participant was employed by the Company on the date of his death or had previously terminated employment) remained unchanged. Upon the Participant's death, any exercisable Incentive Stock Options may be exercised by the Participant's legal representative or representatives, by the person or persons entitled to do so under the Participant's last will and testament, or, if the Participant shall fail to make testamentary disposition of such Incentive Stock Options or shall die intestate, by the person or persons entitled to receive such Incentive Stock Options under the applicable laws of descent and distribution.

  (d)
  Individual Dollar Limitation. The aggregate Fair Market Value (determined at the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00.

  (e)
  Ten Percent Owners. No Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company unless the exercise price per share of such Option is at least 110% of the Fair Market Value per share of Stock at the date of grant and the Option expires no later than five (5) years after the date of grant.

  (f)
  Expiration of Incentive Stock Options. No Award of an Incentive Stock Option may be made pursuant to the Plan after December 31, 2011.

  (g)
  Right to Exercise. During a Participant's lifetime, an Incentive Stock Option may be exercised only by the Participant.

  (h)
  Grants only to Employees. Incentive Stock Options may be granted only to employees of the Company.

ARTICLE 8
STOCK APPRECIATION RIGHTS

8.1    Grant of SARs.

        The Committee is authorized to grant SARs to Participants on the following terms and conditions:

  (a)
  Right to Payment. Upon the exercise of a SAR, the Participant to whom it is granted has the right to receive all or a percentage of:

  (1)
  The Fair Market Value of one share of Stock on the date of exercise, minus,

  (2)
  The grant price of the SAR as determined by the Committee. The grant price of the SAR shall not be less than the Fair Market Value of one share of Stock on the date of grant.

  (b)
  Tandem Awards. SARs may be granted alone or in tandem with options. If a SAR is granted in tandem with an option, the SAR may only be exercised at a time when the related option is exercisable and the difference between the Fair Market Value and the grant price is a positive number. The exercise of the tandem SAR requires the surrender of the related option for cancellation.

  (c)
  Other Terms. All awards of SARs shall be evidenced by an Award Agreement. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any SAR shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Agreement. The grant of any SAR may include the right to Dividend Equivalents as described in Section 7.1(e).

ARTICLE 9
PERFORMANCE AWARDS

9.1    Grant of Performance Awards.

        The Committee is authorized to grant Performance Awards to Participants on such terms and conditions as may be selected by the Committee (which may include Performance Criteria). The Committee shall have the complete discretion to determine the number of Performance Awards granted to each Participant. All grants of Performance Awards shall be evidenced by an Award Agreement.

9.2    Right to Payment.

        A grant of Performance Awards gives the Participant rights, valued as determined by the Committee, and payable to, or exercisable by, the Participant to whom the Performance Awards are granted, in whole or in part, as the Committee shall establish at grant or thereafter. The Committee shall set performance goals and other terms or conditions to payment of the Performance Awards in its discretion which, depending on the extent to which they are met, will determine the number and value of Performance Shares that will be paid to the Participant.

9.3    Other Terms.

        Performance Awards may be payable in cash, Stock, or other property, and have such other terms and conditions as determined by the Committee and reflected in the Award Agreement.

ARTICLE 10
RESTRICTED STOCK AWARDS

10.1    Grant of Restricted Stock.

        The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. All Awards of Restricted Stock shall be evidenced by a Restricted Stock Award Agreement.

10.2    Issuance and Restrictions.

        Restricted Stock shall be subject to such restrictions as the Committee may choose to impose. These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. An award of Restricted Stock will provide the Participant with voting, dividend and other ownership rights provided in the Award Agreement.

10.3    Forfeiture.

        Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment during the applicable restriction period, Restricted Stock, that is at that time subject to restrictions, shall be forfeited and reacquired by the Company; provided, however, that the Committee may provide in any Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of termination resulting from any specified cause, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock. Except in the case of a change of control of the Company or the death or Disability of the Participant, Restricted Stock shall vest no more quickly than over three (3) years from the date of grant for Restricted Stock not subject to vesting based on performance criteria and over one (1) year from the date of grant for Restricted Stock that vests based on the achievement of performance criteria.

10.4    Certificates for Restricted Stock.

        Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company shall retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 10A
DEFERRED SHARES

10A.1    Deferred Shares.

        The Committee is authorized to make Awards of Deferred Shares to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. A Deferred Share Award shall entitle the Participant to receive Stock from the Company in the future in consideration for services performed during the Deferral Period. All services required of the Participant for receipt of the Deferred Share shall be evidenced by an Award Agreement.

10A.2    Deferral Period.

        The "Deferral Period" means the time period mandated by the Award Agreement during which specified services are to be performed by the Participant that will merit receipt of the Deferred Shares. Except in the case of a change of control of the Company or the death or Disability of the Participant, Restricted Stock shall vest no more quickly than over three (3) years from the date of grant for Deferred Shares not subject to vesting based on performance criteria and over one (1) year from the date of grant for Deferred Shares that vests based on the achievement of performance criteria.

10A.3    Other Conditions.

        The Committee may authorize Dividend Equivalents, defined under Section 7.1(e), to be provided on or after the date of any grant under this Section. During the Deferral Period the Participant has no right to transfer any rights covered by the Award and no right to vote the Stock.

        The grant of any Deferred Shares may require the payment of additional consideration. However, in no case shall the additional consideration exceed the Fair Market Value of the Shares on the date of grant.

ARTICLE 11
PROVISIONS APPLICABLE TO AWARDS

11.1    Stand-Alone, Tandem, and Substitute Awards.

        Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan. If an Award is granted in substitution for another Award, the Committee may require the surrender of such other Award in consideration of the grant of the new Award. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

11.2    Term of Award.

        The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Incentive Stock Option or a Stock Appreciation Right granted in tandem with the Incentive Stock Option exceed a period of ten years from the date of its grant.

11.3    Form of Payment for Awards.

        Subject to the terms of the Plan, the Award Agreement or any applicable law, payments or transfers to be made by the Company on the grant or exercise of an Award may be made in such form as the Committee determines at or after the time of grant, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

11.4    Limits on Transfer.

        No right or interest of a Participant in any Award may be encumbered or pledged to or in favor of any party other than the Company, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company. No Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order as defined in Section 414(p)(1)(B) of the Code, if the order satisfies Section 414(p)(1)(A) of the Code.

11.5    Beneficiaries.

        Notwithstanding Section 11.4, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married, a designation of a person other than the Participant's spouse as his beneficiary with respect to more than 50 percent of the Participant's interest in the Award shall not be effective without the written consent of the Participant's spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto under the Participant's will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

11.6    Stock Certificates.

        All Stock certificates delivered under the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock.

11.7    Acceleration Upon Death or Disability.

        Notwithstanding any other provision in the Plan or any Participant's Award Agreement to the contrary, upon the Participant's death or Disability, all outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully exercisable and all restrictions on outstanding Awards shall lapse. Any Option or Stock Appreciation Rights Awards shall then lapse in accordance with the other provisions of the Plan and the Award Agreement. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

11.8    Acceleration Upon Certain Events.

        In the event of (i) the commencement of a public tender offer for all or any portion of the Stock, (ii) a proposal to merge, consolidate or otherwise combine with another company is submitted to the shareholders of the Company for approval, or (iii) the Board approves any transaction or event that would constitute a change of control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of the 1934 Act, the Committee may in its sole discretion declare all outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised to become fully exercisable, and/or all restrictions on all outstanding Awards to lapse, in each case as of such date as the Committee may, in its sole discretion, declare, which may be on or before the consummation of such tender offer or other transaction or event. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

11.9    Performance Criteria.

        Awards other than Options and SARs made pursuant to the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code. For purposes of this Plan, such business criteria shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a subsidiary, division or other area of the Company, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Committee: (a) cash flow; (b) earnings (including gross margin, earnings before interest and taxes ("EBIT"), earnings before taxes ("EBT"), earnings before interest, taxes, depreciation, amortization and stock option expense ("EBITDASO"), and net earnings); (c) ethical conduct; (d) communication of the Company's clinical and scientific information; (e) market share; (f) product manufacturing and development; (g) clinical trials; (h) earnings per share; (i) growth in earnings or earnings per share; (j) stock price; (k) return on equity or average shareholders' equity; (l) total shareholder return; (m) return on capital; (n) return on assets or net assets; (o) return on investment; (p) revenue; (q) income or net income; (r) operating income or net operating income; (s) operating profit or net operating profit; (t) operating margin; (u) return on operating revenue; (v) overhead or other expense reduction; (w) growth in shareholder value relative to the two-year moving average of the S&P 500 Index; (x) growth in shareholder value relative to the two-year moving average of the Dow Jones Industrial Average; (y) credit rating; (z) strategic plan development and implementation; (aa) succession plan development and implementation; (bb) retention of executive talent; (cc) improvement in workforce diversity; (dd) return on average shareholders' equity relative to the ten year treasury yield; (ee) capital resource management plan development and implementation; (ff) improved internal financial controls plan development and implementation; (gg) corporate tax savings; (hh) corporate cost of capital reduction; (ii) investor relations program development and implementation; (jj) corporate relations program development and implementation; (kk) executive performance plan development and implementation; and (ll) tax provision rate for financial statement purposes. The Committee may adjust the performance results to take into account extraordinary, unusual, non-recurring, or non-comparable items. No Award (other than Options and SARs) that is intended to satisfy the requirements for "performance based compensation" under Section 162(m) of the Code will be payable unless the Committee certifies in writing that the applicable performance goals have been satisfied.

ARTICLE 12
CHANGES IN CAPITAL STRUCTURE

12.1    General.

        In the event a stock dividend is declared upon the Stock, the shares of Stock then subject to each Award shall be increased proportionately without any change in the aggregate purchase price therefor. In the event of any change in the number of outstanding shares of Stock, the maximum aggregate number of shares of Stock available for Awards shall be adjusted proportionately. In the event the Stock shall be changed into or exchanged for a different number or class of shares of stock or securities of the Company or of another company, whether through reorganization, recapitalization, stock split, reverse stock split, combination of shares, merger or consolidation, there shall be substituted for each such share of Stock then subject to each Award the number and class of shares into which each outstanding share of Stock shall be so exchanged. The Committee shall make such adjustments to the aggregate purchase price for the shares then subject to each Award as it deems necessary or advisable to put Participants in the same relative position after such change in capital structure as before such change.

ARTICLE 13
AMENDMENT, MODIFICATION AND TERMINATION

13.1    Amendment, Modification and Termination.

        With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that no amendment of the Plan may be made without approval of the shareholders of the Company as may be required by the Code, by the insider trading rules of Section 16 of the 1934 Act, or by any national securities exchange or automated quotation system on which the Stock is listed or reported.

13.2    Awards Previously Granted.

        No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant.

ARTICLE 14
GENERAL PROVISIONS

14.1    No Rights to Awards.

        No Participant or employee shall have any claim to be granted any Award under the Plan, and neither the Company nor the Committee is obligated to treat Participants and employees uniformly.

14.2    No Shareholder Rights.

        No Award gives the Participant any of the rights of a shareholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

14.3    Withholding.

        The Company shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require that any such withholding requirement be satisfied, in whole or in part, by withholding shares of Stock having a Fair Market

Value on the date of withholding equal to the amount to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.

14.4    No Right to Employment.

        Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

14.5    Unfunded Status of Awards.

        The Plan is intended to be an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company.

14.6    Indemnification.

        To the extent allowable under applicable law, each member of the Committee shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which such member may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by such member in satisfaction of judgment in such action, suit, or proceeding against him provided he gives the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Bylaws of the Company or as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

14.7    Relationship to Other Benefits.

        No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company.

14.8    Expenses.

        The expenses of administering the Plan shall be borne by the Company.

14.9    Titles and Headings.

        The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

14.10    Gender and Number.

        Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

14.11    Fractional Shares.

        No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up.

14.12    Securities Law Compliance.

        With respect to any person who is, on the relevant date, obligated to file reports under Section 16 of the 1934 Act, transactions under the Plan are intended to comply with Rule 16b-3(d) as transactions between the Company and its officers or directors. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be void to the extent permitted by law and voidable as deemed advisable by the Committee.

14.13    Government and Other Regulations.

        The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register under the 1933 Act, any of the shares of Stock paid under the Plan. If the shares paid under the Plan may in certain circumstances be exempt from registration under the 1933 Act, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

14.14    Governing Law.

        To the extent not governed by federal law, the Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the District of Columbia.

UNITED THERAPEUTICS CORPORATION
Proxy for the 2008 Annual Meeting of Shareholders to be Reconvened on May 29, 2008

This proxy should be executed and delivered if you (1) have not previously submitted a proxy or (2) previously submitted a proxy but wish to change your proxy with respect to Proposal 2. If you have previously submitted a proxy and do not wish to change your vote, you do not need to re-submit a proxy.

        The undersigned holder of the common stock of United Therapeutics Corporation hereby names, constitutes and appoints Martine A. Rothblatt and Paul A. Mahon, and each of them, with full powers of substitution to act as true and lawful attorneys and proxies for the undersigned, and in the place and stead of the undersigned to attend the reconvened 2008 annual meeting of the shareholders of United Therapeutics Corporation to be held on Thursday, May 29, 2008, at 9:00 a.m. Eastern Time, and at any adjournment or postponement thereof, and to vote all the shares of common stock held of record in the name of the undersigned on March 7, 2008, with all the powers that the undersigned would possess if the undersigned were personally present.

        IMPORTANT NOTICE: Regarding the Internet Availability of Proxy Materials for United Therapeutics Corporation's 2008 Annual Meeting of Shareholders:

        United Therapeutics Corporation's Proxy Statement, Amendment No. 1 to Proxy Statement, 2007 Annual Report, Form 10-K and other proxy materials are available at:

http://ir.unither.com/annualProxy.cfm

THIS PROXY IS BEING SOLICITED
ON BEHALF OF THE BOARD
OF DIRECTORS

PLEASE DATE, SIGN AND MAIL THIS PROXY PROMPTLY
IN THE ENCLOSED REPLY ENVELOPE

(Continued and to be SIGNED on the reverse side)

2.	Approval of the Amended and Restated 2008 United Therapeutics Corporation Equity Incentive Plan	FOR the Amended and Restated 2008 United Therapeutics Corporation Equity Incentive Plan ☐	ABSTAIN from voting on this proposal ☐	AGAINST the Amended and Restated 2008 United Therapeutics Corporation Equity Incentive Plan ☐	THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDED AND RESTATED 2008 UNITED THERAPEUTICS CORPORATION EQUITY INCENTIVE PLAN

Should the undersigned be present and elect to vote at the Annual Meeting of Shareholders or at any adjournment or postponement thereof and after notification to United Therapeutics Corporation at the annual meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

4.
The transaction of such other business as may properly come before the meeting and any and all adjournments or postponements thereof.

IF NO SPECIFIC DIRECTION IS GIVEN AS TO ANY OF THE ABOVE ITEMS, THIS PROXY WILL BE VOTED FOR PROPOSAL 2. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE PROXIES IN THEIR JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE RECONVENED ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON THURSDAY, MAY 29, 2008. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXIES TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEES ARE UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND MATTERS INCIDENT TO THE CONDUCT OF THE RECONVENED ANNUAL MEETING OF SHAREHOLDERS.

The undersigned acknowledges receipt from United Therapeutics Corporation prior to the execution of this proxy of the Notice of Annual Meeting of Shareholders, a Proxy Statement, an Amendment No. 1 to the Proxy Statement, 2007 Annual Report and Form 10-K.

DATED	SHAREHOLDER (print name)
SHAREHOLDER (print name)

I ☐ do ☐ do not plan to attend the reconvened meeting. (Please check one.)

NOTE:	Please sign exactly as the names(s) appear on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign. If shareholder is a corporation, the signature should be that of an authorized officer, who should indicate his or her title.

QuickLinks

  May 1, 2008
1110 Spring Street Silver Spring, MD 20910
NOTICE OF THE RECONVENED 2008 ANNUAL MEETING OF SHAREHOLDERS
Important Notice Regarding the Internet Availability of Proxy Materials for United Therapeutics Corporation's 2008 Annual Meeting of Shareholders
United Therapeutics Corporation's Proxy Statement, Amendment No. 1 to Proxy Statement, Annual Report, Form 10-K and other proxy materials are available at: http://ir.unither.com/annualProxy.cfm
UNITED THERAPEUTICS CORPORATION 1110 Spring Street Silver Spring, MD 20910
AMENDMENT NO. 1 TO PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
PROPOSAL NO. 2: APPROVAL OF THE AMENDED AND RESTATED UNITED THERAPEUTICS CORPORATION 2008 EQUITY INCENTIVE PLAN
New Plan Benefits Table
Executive Compensation
Summary Compensation Table
  APPENDIX A
AMENDED AND RESTATED UNITED THERAPEUTICS CORPORATION 2008 EQUITY INCENTIVE PLAN (Effective as of May 29, 2008)
ARTICLE I PURPOSE
ARTICLE 2 EFFECTIVE DATE
ARTICLE 3 DEFINITIONS
ARTICLE 4 ADMINISTRATION
ARTICLE 5 SHARES SUBJECT TO THE PLAN
ARTICLE 6 ELIGIBILITY
ARTICLE 7 STOCK OPTIONS
ARTICLE 8 STOCK APPRECIATION RIGHTS
ARTICLE 9 PERFORMANCE AWARDS
ARTICLE 10 RESTRICTED STOCK AWARDS
ARTICLE 10A DEFERRED SHARES
ARTICLE 11 PROVISIONS APPLICABLE TO AWARDS
ARTICLE 12 CHANGES IN CAPITAL STRUCTURE
ARTICLE 13 AMENDMENT, MODIFICATION AND TERMINATION
ARTICLE 14 GENERAL PROVISIONS
UNITED THERAPEUTICS CORPORATION Proxy for the 2008 Annual Meeting of Shareholders to be Reconvened on May 29, 2008